Exhibit 10.2

DPL INC.

STOCK OPTION PLAN

Management Stock Option Agreement

This Agreement is made as of August 31, 2005 (the “Grant Date”), by and between DPL Inc., an Ohio corporation (the “Company”) and Robert D. Biggs (the “Participant”).

WHEREAS, the Committee, pursuant to the Company’s Stock Option Plan (the “Plan”), has made an award to the Participant and authorized and directed the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.                                       Award.  The Participant is hereby granted a stock option (an “Option”) to purchase from the Company up to a total of 350,000 Common Shares of the Company at the Fair Market Value, as defined in the Plan, on the Grant Date, or $26.82 per share (the “Exercise Price”).  The term of such Option shall be three years, commencing on the Grant Date and ending on the third anniversary thereof (the “Term”).  This Option is not intended to qualify as an incentive stock option under Code Section 422.

2.                                       Vesting and Exercise.  The Option may be exercised only in accordance with the Plan, as supplemented by this Agreement, and not otherwise.

a.                                       Vesting.  During its Term and prior to its earlier termination in accordance with Section 3 of this Agreement, and subject to Section 4 of this Agreement, the Option shall vest in its entirety on June 30, 2006 if the Participant remains in the continuous employment of the Company through such date.

b.                                      Exercise.  100% of the Option shall become exercisable on June 30, 2006 if the participant remains in the continuous employment of the Company through such date.  The Option may be exercised for less than the full number of Shares for which the Option is then exercisable.  To the extent then exercisable, the Option may be exercised by the Participant by giving written notice of exercise to the Company in such form as may be provided by the Committee, specifying the number of Shares with respect to which the Option is to be exercised and such other information as the Committee may require.  Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment of the Exercise Price and any applicable withholding taxes.

c.                                       Payment of Exercise Price.  Payment of the Exercise Price may be made by cash, check (subject to collection) or, provided that the Shares have been owned by the Participant for at least six months prior to such payment, by the delivery (or attestation of ownership) of Shares having a Fair Market Value equal to the aggregate Exercise Price and any applicable withholding taxes.  Alternatively, the Participant may make such payment by authorizing the simultaneous sale of Shares (or a sufficient portion thereof) acquired upon exercise through a brokerage or similar arrangement approved in advance by the Committee.  Subject to the foregoing and except as otherwise provided by the Committee before the Option is exercised, the Company will deliver to the Participant, within a reasonable period of time thereafter, a certificate or certificates representing the Shares so acquired, registered in the name of the Participant or in accordance with other delivery instructions provided by the Participant and acceptable to the Committee.

3.                                            Termination.  Except as otherwise provided in this Section 3, the Option shall terminate upon the expiration of its Term.  In no event may the Option be exercised beyond its Term.

4.                                       Vesting.  Notwithstanding the provisions of Sections 2(a) and 2(b) hereof, the Option shall become fully vested and exercisable as provided in the Amended and Restated Employment Agreement between the Company and the Participant dated August 31, 2005 (the “Employment Agreement”).  If there is any inconsistency between (a) this Agreement or the Management Stock Option Agreement by and between the Company and the Participant dated October 5, 2004 and (b) the Employment Agreement, then the terms of the Employment Agreement shall govern.

5.                                       Withholding.  The Company shall withhold all applicable taxes required by law from all amounts paid in respect of the Option.  A Participant may satisfy the withholding obligation (i) by paying the amount of any such taxes in cash or check (subject to collection), (ii) by the delivery (or attestation of ownership) of Shares or (iii) with the approval of the Committee, by having Shares deducted from the payment.  Alternatively, the Participant may satisfy such obligation by authorizing the simultaneous sale of Shares (or a sufficient portion thereof) acquired upon exercise through a brokerage or similar arrangement approved in advance by the Committee.  The amount of the withholding and, if applicable, the number of Shares to be delivered or deducted, as the case may be, shall be determined by the Committee as of when the withholding is required to be made, provided that the number of Shares so delivered or withheld shall not exceed the minimum required amount of such withholding.

6.                                       Non-Assignability.  Except as otherwise provided in this Section, the Option is not assignable or transferable other than by will or by the laws of descent and distribution and, during the Participant’s life, may be exercised only by the Participant.  The Participant, with the approval of the Committee, which approval may be withheld in its sole discretion, may transfer the Option for no consideration to or for the benefit of any member or members of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of any member or members of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family) subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer.  The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option.

7.                                       Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to any Shares subject to this award until the date the Participant becomes the holder of record of the Shares.

8.                                       No Right to Continued Service.  Nothing herein shall obligate the Company or any Subsidiary to continue the Participant’s employment or other service for any particular period or on any particular basis of compensation.

9.                                       Burden and Benefit.  The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Participant and his or her executors or administrators, heirs, and personal and legal representatives.

10.                                 Execution.  This Option is not enforceable until this Agreement has been signed by the Participant and the Company.  By executing this Agreement, the Participant shall be deemed to have accepted and consented to any action taken or to be taken under the Plan by the Committee, the Board of Directors or their delegates.

11.                                 Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, without regard to the conflict of laws principles thereof.

12.                                 Modifications.  Except for alterations and amendments permitted under the Plan without the consent of the Participant, no change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

13.                                 Entire Agreement.  This Agreement and the Employment Agreement, together with the Plan, set forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option other than as set forth herein or therein.  The terms and conditions of the Plan, a copy of which has been furnished to the Participant, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

Notwithstanding the foregoing, Section 4 of this Agreement shall govern any conflict related to vesting.

14.                                 Additional Definitions.  Any capitalized term to the extent not defined below or elsewhere in this Agreement shall have the same meaning as set forth in the Plan.

a.                                       “Immediate Family” means the Participant’s spouse, parents, parents-in-law, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

15.                                 Construction.  The use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.

16.                                 Notices.  Any and all notices required herein shall be addressed: (i) if to the Company, to the principal executive offices of the Company; and (ii) if to the Participant, to his or her address as reflected in the records of the Company.

17.                                 Invalid or Unenforceable Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first above written.

DPL INC.

By:
James V. Mahoney
Chief Executive Officer

Robert D. Biggs
Participant